EXHIBIT 99.1


Paul A. Dickard (Media Contact)
(201) 573-3120

Joe Fimbianti (Analyst Contact)
(201) 573-3113


     INGERSOLL-RAND'S BOARD OF DIRECTORS APPROVES
      CHANGE IN PLACE OF INCORPORATION TO BERMUDA

  - PROPOSED CHANGE TO ENHANCE GROWTH AND CASH FLOW -

WOODCLIFF LAKE, N.J., October 16, 2001 - Ingersoll-Rand Company (NYSE: IR), a leading diversified industrial firm, today announced that its board of directors has approved a plan to change its place of incorporation from New Jersey to Bermuda. Under the plan, Ingersoll-Rand Company Limited, a newly formed Bermuda corporation, will become the parent company of Ingersoll-Rand Company. The proposal is subject to approval by IR shareholders.

  "Incorporation in Bermuda will enable IR to realize a variety of business, financial and strategic benefits," said Herbert L. Henkel, chairman, president and chief executive officer. "Specifically, we will enhance our global competitive position; create a more favorable corporate structure for worldwide expansion of our current business; improve expected cash flow for use in investing in further earnings growth and in reducing the amount of our debt; reduce our worldwide effective tax rate; enable implementing our business strategy more effectively; and expand our investor base.

  "We have been planning this change for nearly a year, and we look forward to quickly achieving the benefits of incorporation in Bermuda. Of note, the change will not affect the day-to-day operations of the company, and IR will continue to maintain its corporate headquarters in New Jersey."

  A special meeting of shareholders of Ingersoll-Rand
Company has been called to vote on the proposed plan.
Notice of the special meeting, to be held in mid-December, and a proxy statement/prospectus describing the change will be mailed to all Ingersoll-Rand Company shareholders. A registration statement for Ingersoll-Rand Company Limited and the proposed proxy statement/prospectus has been filed with the Securities and Exchange Commission (SEC) and is available at the SEC's Web site, www.sec.gov. When finalized, these documents will be available at the SEC's Web site as well as Ingersoll-Rand's Web site, www.irco.com.

  Upon completion, which is expected December 31, 2001, all shares of Ingersoll-Rand common stock will automatically convert into shares of the Bermuda company, Ingersoll-Rand Company Limited, and will essentially have the same attributes as before the conversion. Ingersoll-Rand Company Limited shares will be listed on the New York Stock Exchange under the symbol IR, the same symbol under which the company's stock currently trades.

  IR will hold a conference call on Thursday, October 18, at 11:00 a.m., Eastern Standard Time, to discuss its third quarter earnings and the company's plan to change its place of incorporation. A real-time, listen-only webcast of the conference call will be broadcast live over the Internet. Individuals wishing to listen can access the call through the company's website at www.irco.com. Listeners should go to the website at least 15 minutes before the live conference call to download presentation slides and install any necessary audio software. For those unable to listen to the live event, a replay will be available soon after the conference call on IR's website or, by telephone beginning approximately at 3:00 p.m. EST on October 18, 2001, by dialing (719)457-0820, passcode 557807. The replay by telephone will be available until October 25, 2001.

                            # # #

This news release includes "forward-looking statements" that involve risks and uncertainties. Political, economic, climatic, currency, tax, regulatory, technological, competitive and other factors could cause actual results to differ materially from those anticipated in the forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-Q for the three months ended June 30, 2001.

IR is a leading innovation and solutions provider for the major global markets of Security and Safety, Climate Control, Industrial Productivity and Infrastructure. The company's diverse product portfolio encompasses such leading industrial and commercial brands as Schlage locks and security solutions; Thermo King transport temperature control equipment; Hussmann commercial and retail refrigeration equipment; Bobcat compact equipment; Club Car golf cars and utility vehicles; Torrington bearings and components; PowerWorks microturbines; and Ingersoll-Rand industrial and construction equipment. In addition, IR offers products and services under many more premium brands for customers in industrial and commercial markets. Further information on IR can be found on the company's Web site at www.irco.com.